Exhibit 99.1

Ares Capital Corporation Appoints Mary Beth Henson to its Board of Directors

NEW YORK, NY — March 9, 2022 — Ares Capital Corporation (“Ares Capital”) (NASDAQ:ARCC) announced today that Mary Beth Henson has joined its Board of Directors (the “Board”) as an independent director. The Board has been expanded from nine to 10 members, including six independent directors.

Ms. Henson served as Chief Financial Officer at the National Audubon Society, a nonprofit dedicated to protecting birds and their habitats, from 2013 until 2021. Before that, she was Vice President, Finance for City Harvest, a food rescue organization in New York City, since 2008. Prior to joining City Harvest, Ms. Henson worked at Merrill Lynch for 14 years, where she co-founded the global Retailing Investment Banking Group, and at Chase Manhattan Bank for five years, where she held various commercial lending roles. She received a M.B.A. in Finance from New York University and a B.A. in English Literature from the University of Virginia.

“With over 30 years of strategic and financial leadership experience across the public and nonprofit sectors, Mary Beth adds fresh perspective that complements our existing Ares Capital Board,” said Michael Arougheti and Bennett Rosenthal, Co-Chairmen of the Board of Directors of Ares Capital. “We look forward to working closely with her as we continue to generate long term value for our stakeholders.”

“On behalf of the management team, we are very pleased to have Mary Beth join Ares Capital’s Board,” said Kipp deVeer, Chief Executive Officer of Ares Capital. “We are confident that her deep financial acumen and extensive experience in management, leadership and strategy will add value to our Board of Directors for the benefit of our business and our stakeholders.”

“I am excited to join the Ares Capital Board and look forward to contributing my skills and perspectives as the company continues to build on its leading market position,” said Ms. Henson.

ABOUT ARES CAPITAL CORPORATION

Founded in 2004, Ares Capital is a leading specialty finance company focused on providing direct loans and other investments in private middle market companies in the United States. Ares Capital’s objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which often leads to economic growth and employment. Ares Capital believes its loans and other investments in these companies can generate attractive levels of current income and potential capital appreciation for investors. Ares Capital, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. Ares Capital has elected to be regulated as a business development company (“BDC”) and is the largest publicly traded BDC by market capitalization as of December 31, 2021. Ares Capital is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Ares Capital’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital’s filings with the SEC. Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

CONTACT

Investors

Carl Drake or John Stilmar

+1 888-818-5298

irarcc@aresmgmt.com

Media

Jacob Silber

+1 212-301-0347

media@aresmgmt.com

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